Independent Auditors Report

To the Board of Trustees and Shareholders of Narragansett Insured Tax-Free Income Fund:

We have audited the accompanying statement of assets and liabilities of Narragansett Insured Tax-Free Income Fund , including the statement of investments, as of June 30, 1999, and the related statement of operations for the year ended, the statements of change in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended. These financial statements and financial high-lights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We have conducted our auditors in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates may by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Narragansett Insured Tax-Free Income Fund as of June 30, 1999, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.



/s/   KPMG LLP
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New York, New York,
July 27, 1999